                                 Exhibit 25

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1
                                  --------

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                      ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A National Banking Association                        36-0899825
                                                (I.R.S. employer
                                           identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
     (Address of principal executive offices)               (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                       Chicago, Illinois   60670-0286
           Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
          (Name, address and telephone number of agent for service)

                     -----------------------------------

                         FIRST SECURITY CORPORATION
             (Exact name of obligor as specified in its charter)

     Delaware                                          87-6118148
 (State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                  identification number)

     79 South Main Street
     Salt Lake City, Utah                                  84111
 (Address of principal executive offices)               (Zip Code)


                                Debt Securities

                       (Title of Indenture Securities)



Item 1.  General Information.  Furnish the following
         --------------------
         information as to the trustee:

         (a)  Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
         is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         -----------------
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by

             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 15th day of February, 1994.


            The First National Bank of Chicago,
            Trustee,


            By          /s/ R. D. MANELLA
                   R. D. Manella
                   Vice President



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                          February 15, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between First Security Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Very truly yours,

                             The First National Bank of Chicago


                             By   /s/ R. D. MANELLA
                                  R. D. Manella
                                  Vice President

                                   EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:      First National Bank of Chicago      Call Date: 9/30/93
Address:               One First National Plaza, Suite 0460   ST-BK:  17-1630
City, State  Zip:      Chicago, IL  60670                     FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                              Page RC-1
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                               C400      Less Than -
                                                Dollar Amounts in                              ----     -----------
                                                     Thousands        RCFD    BIL MIL THOU
                                                -----------------     ----    ------------
ASSETS
1.   Cash and balances due from depository
     institutions (from Schedule RCA-A):
     a. Noninterest-bearing balances and
        currency and coin(1)...................        0081                      6,140,040                                  1.a.
     b. Interest-bearing balances(2)...........        0071                      6,078,671                                  1.b.
2.   Securities (from Schedule RC-B)...........        0390                        580,723                                  2
3.   Federal funds sold and securities
     purchased under agreements to resell
     in domestic offices of the bank and
     its Edge and Agreement subsidiaries,
     and in IBFs:
     a. Federal Funds sold.....................        0276                      3,134,457                                  3.a.
     b. Securities purchased under
        agreements to resell...................        0277                        252,650                                  3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned
        income (from Schedule RC-C)............   RCFD 2122                     13,404,247                                  4.a.
     b. LESS: Allowance for loan and lease
        losses.................................   RCFD 3123                        343,005                                  4.b.
     c. LESS: Allocated transfer risk reserve..   RCFD 3128                              0                                  4.c.
     d. Loans and leases, net of unearned
        income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)...........        2125                     13,061,242                                  4.d.
5.   Assets held in trading accounts...........        2146                      2,202,246                                  5.
6.   Premises and fixed assets (including
     capitalized leases).......................        2145                        500,925                                  6.
7.   Other real estate owned (from
     Schedule RC-M)............................        2150                        111,329                                  7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M)............        2130                         14,491                                  8.
9.   Customers' liability to this bank
     on acceptances outstanding................        2155                        552,637                                  9.
10.  Intangible assets (from
     Schedule RC-M)............................        2143                        155,975                                 10.
11.  Other assets (from
     Schedule RC-F)............................        2160                      2,847,290                                 11.
12.  Total assets (sum of items
     1 through 11).............................        2170                     35,632,676                                 12.
- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   First National Bank of Chicago         Call Date: 9/30/93
Address:               One First National Plaza, Suite 0460   ST-BK:  17-1630
City, State  Zip:      Chicago, IL  60670                     FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                              Page RC-2
                       ---------



Schedule RC-Continued

                                                  Dollar Amounts in
                                                      Thousands           Bil Mil Thou
                                                  -----------------       ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of
        totals of columns A and C
        from Schedule RC-E, part 1)..........   RCON 2200                  14,261,174                 13.a.
        (1) Noninterest-bearing(1)...........   RCON 6631                   6,124,322                 13.a.(1)
        (2) Interest-bearing.................   RCON 6636                   8,136,852                 13.a.(2)
     b. In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)...   RCFN 2200                  10,168,389                 13.b.
        (1) Noninterest bearing..............   RCFN 6631                   2,339,236                 13.b.(1)
        (2) Interest-bearing.................   RCFN 6636                   7,829,153                 13.b.(2)
14.  Federal funds purchased and
     securities sold under agreements
     to repurchase in domestic offices
     of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased..............   RCFD 0278                   2,411,666                 14.a.
     b. Securities sold under agreements to
        repurchase...........................   RCFD 0279                       7,738                 14.b.
15.  Demand notes issued to the U.S.
     Treasury................................   RCON 2840                     102,420                 15.
16.  Other borrowed money....................   RCFD 2850                   1,871,318                 16.
17.  Mortgage indebtedness and obligations
     under capitalized leases................   RCFD 2910                     267,000                 17.
18.  Bank's liability on acceptance
     executed and outstanding................   RCFD 2920                     552,637                 18.
19.  Subordinated notes and debentures.......   RCFD 3200                   1,175,000                 19.
20.  Other liabilities (from Schedule RC-G)..   RCFD 2930                   2,196,402                 20.
21.  Total liabilities (sum of items 13
     through 20).............................   RCFD 2948                  33,013,744                 21.
22.  Limited-Life preferred stock and
     related surplus.........................   RCFD 3282                           0                 22.
EQUITY CAPITAL
23.  Perpetual preferred stock and
     related surplus.........................   RCFD 3838                           0                 23.
24.  Common stock............................   RCFD 3230                     200,858                 24.
25.  Surplus (exclude all surplus
     related to preferred stock).............   RCFD 3839                   2,249,790                 25.
26.  a. Undivided profits
        and capital reserves.................   RCFD 3632                     169,255                 26.a.
     b. LESS: Net unrealized loss on
        marketable equity securities.........   RCFD 0297                           0                 26.b.
27.  Cumulative foreign currency
     translation adjustments.................   RCFD 3284                        (971)                27.
28.  Total equity capital (sum of items
     23 through 27)..........................   RCFD 3210                   2,618,932                 28.
29.  Total liabilities, limited-life
     preferred stock, and equity
     capital (sum of items 21, 22, and 28)...   RCFD 3300                  35,632,676                 29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1992
                                                   ---------------------
     ..............................................     RCFA 6724 N/A    M.1.
                                                   ---------------------



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
      5 = Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

- -------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.